Exhibit 99.2

Proposed Amendments to TDS Restated Certificate of Incorporation

Today we announced several proposed amendments that we believe will benefit our shareholders and the company. These amendments are described below.

Share Consolidation Amendment

The first proposal is an amendment that would reclassify all outstanding TDS Special Common Shares (currently traded on the New York Stock Exchange under the stock ticker “TDS.S”) as Common Shares (traded on the NYSE as “TDS”). All TDS Special Common Shares would therefore become Common Shares, and all holders of Special Common Shares will receive an equal number of Common Shares, in place of their Special Common Shares.

Vote Amendment

The second proposal is an amendment that relates to the voting power assigned to certain classes of TDS stock. This amendment would “freeze” the voting power of Series A Common Shares at the level it was immediately before the share reclassification, with certain exceptions. This will retain the relative voting power of the public shareholders and Series A shareholders, including the Carlson family Voting Trust.

Ancillary Amendment

This amendment would “clean up” some obsolete and inoperative provisions of the certificate of incorporation.

Impact on Associates and Employees

These proposed amendments will not impact the day-to-day business operations or strategic priorities of U.S. Cellular, TDS Telecom, Suttle-Straus or TDS Corporate. Please read the related Q&A for more information.

Next Steps

The TDS Board of Directors has approved the proposed amendments, and TDS will file preliminary proxy materials with the Securities and Exchange Commission (SEC) on August 8. After TDS receives a response from the SEC, we will create and file a definitive proxy statement, and schedule a special meeting of shareholders to vote on these amendments. If you’re a shareholder of TDS, you’ll automatically receive the proxy materials prior to the meeting, so that you can vote.

For More Information

•                  If you have questions, please first read the Q&A for associates and employees. The proposed amendments would impact certain TDS compensation and benefit plans. You can read more about the potential impact here.

•                  You can also download the proxy materials when they become available on the SEC filings page of www.teldta.com.

Media Inquiries

If you are contacted by a media representative about the proposed amendments, please refer the representative to Jane McCahon, TDS vice president of corporate relations, at jane.mccahon@teldta.com. Associates and employees should not speak to any media representative about the proposed amendments.

The legal disclaimer below is required because the proposals will require shareholder votes, and many associates and employees are TDS shareholders.

IMPORTANT INFORMATION: This communication is not a solicitation of a proxy from any TDS shareholder.  Additional information relating to the foregoing proposals to be submitted to TDS shareholders is included in TDS’ preliminary proxy statement and will be included in TDS’ definitive proxy statement when it becomes available.  YOU ARE ADVISED TO READ SUCH DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may access such documents without charge if and when they become available at the SEC’s web site (www.sec.gov) and on the TDS web site (www.teldta.com) in the Investor Relations section on the SEC filing page. TDS and its executive officers, directors and nominees may be deemed to be participants in the solicitation of proxies from TDS shareholders in connection with the foregoing proposals.  Information regarding the security ownership and other interests of TDS’ executive officers and directors is included in TDS’ preliminary proxy statement and will be included in TDS’ definitive proxy statement when it is available.

Q&A for Associates and Employees

Proposed Amendments to TDS Restated Certificate of Incorporation

What is the goal of these amendments?

In 2005, TDS issued Special Common Shares to use as currency for acquisitions and other purposes. However, since then, the Special Common Shares have generally traded at a discount to the Common Shares, and this discount has increased significantly in recent periods. As a result, it hasn’t made economic sense to use them for their intended purposes.

Also, having two publicly traded classes of stock can be confusing to investors, and might prevent them from fully understanding and appropriately valuing our company.

The amendments enable TDS to go back to having only one publicly traded class of stock, without changing the voting control of TDS.

When will these amendments go into effect?

First, the preliminary proxy statement we will file on August 8 must be cleared by the Securities and Exchange Commission. Then, we have to put the amendments up for vote at a special shareholder meeting to be held later this year. The amendments must be approved by a majority of the unaffiliated holders of each of the Special Common Shares and Common Shares.

How would these amendments impact the TDS companies?

The amendments will have no impact on the day-to-day operations of TDS, U.S. Cellular, TDS Telecom and Suttle-Straus, but we believe they will simplify and improve our capital structure.

How would these amendments impact associates and employees?

The amendments would have no impact on your day-to-day work. If you are a TDS shareholder, you will be requested to vote on these amendments. We encourage you to carefully read the preliminary proxy statement that will be filed on August 8. If you participate in a TDS compensation plan (e.g., an option holder), you can read here about how the amendments would impact the plans.

How would these amendments impact compensation plans?

If you participate in a TDS compensation plan, you can read here about how the amendments would impact the plans.

Does this mean that TDS plans to buy in the rest of the U.S. Cellular stock that it doesn’t already own?

In 2007, TDS stated in a filing that we were no longer pursuing the buy-in of the remaining U.S. Cellular shares, due primarily to the difference in value at that time between the TDS Special Common Shares and the U.S. Cellular shares. The discount in the TDS Special Common Shares contributed to this difference. That filing is still in effect today and there have been no changes in that regard.

Is this part of a plan to eventually sell U.S. Cellular or TDS to a competitor?

TDS and the Carlson family remain committed to the long-term operations of U.S. Cellular and all of its businesses. Keep in mind that these proposed amendments would not change the voting control of the Carlson family, and therefore a competitor would not be able to acquire U.S. Cellular or TDS without the approval and votes of the Carlson family.

I have been contacted by a media representative about the proposed amendments. What should I do?

Please refer all media inquiries to Jane McCahon, TDS vice president of corporate relations, at jane.mccahon@teldta.com. Associates and employees should not speak to the media in any way about these amendments.

I still have questions about the proposed amendments. Who can I contact?

Please send your questions to Jane McCahon, TDS vice president of corporate relations, at jane.mccahon@teldta.com.

The legal disclaimer below is required because the proposals will require shareholder votes, and many associates and employees are TDS shareholders.

IMPORTANT INFORMATION: This communication is not a solicitation of a proxy from any TDS shareholder.  Additional information relating to the foregoing proposals to be submitted to TDS shareholders is included in TDS’ preliminary proxy statement and will be included in TDS’ definitive proxy statement when it becomes available.  YOU ARE ADVISED TO READ SUCH DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may access such documents without charge if and when they become available at the SEC’s web site (www.sec.gov) and on the TDS web site (www.teldta.com) in the Investor Relations section on the SEC filing page. TDS and its executive officers, directors and nominees may be deemed to be participants in the solicitation of proxies from TDS shareholders in connection with the foregoing proposals.  Information regarding the security ownership and other interests of TDS’ executive officers and directors is included in TDS’ preliminary proxy statement and will be included in TDS’ definitive proxy statement when it is available.

Impact of Proposed Amendments on TDS Compensation Plans

Telephone and Data Systems, Inc. recently proposed amendments to reclassify Special Common Shares as Common Shares and take certain other actions. Although these amendments are subject to shareholder approval and other conditions, we would like to let you know how they would impact the TDS compensation plans listed below.

TDS Tax-Deferred Savings Plan / 401(k)

The TDS Tax-Deferred Savings Plan / 401(k) permits participants to invest in a fund that invests in Common Shares and/or a fund that invests in Special Common Shares.

If the proposed transactions are approved and become effective, all Special Common Shares held in the Special Common Share fund would be reclassified as Common Shares, and combined with the existing Common Shares in the Common Share fund.

The TDS Tax-Deferred Savings Plan would then be amended to eliminate the fund that invests in Special Common Shares. Participants would continue to be able to invest in the Common Share fund.

TDS 2009 Employee Stock Purchase Plan

Currently, the TDS Employee Stock Purchase Plan (ESPP) permits employees to subscribe to and purchase Special Common Shares. Unrelated to the proposed amendments, the TDS ESPP will be terminated after the September 30, 2011 purchase date, and TDS has no current plans to implement a new ESPP.

2004 and 2011 Long-Term Incentive Plans

The 2004 Long-Term Incentive Plan provides for the grant of stock options, restricted stock units and phantom stock units relating to the bonus deferral program. Since the distribution of Special Common Shares in 2005, all awards have been made in Special Common Shares. Certain awards that were outstanding at the time of the 2005 distribution were converted into “tandem” awards of an equal number of Common Shares and Special Common Shares.

If the transactions are approved and become effective, TDS will cause each outstanding award with respect to Special Common Shares, including the Special Common Share portion of the tandem awards, to be converted into an equivalent award with respect to the same number of Common Shares, at the same exercise price, upon the same terms and conditions.

For example, if a participant has an option to purchase 200 TDS Special Common Shares at an exercise price of $35.00, then, following the Share Combination, the participant will have an option to purchase 200 TDS Common Shares at an exercise price of $35.00.

Following the transactions, no further awards would be made under the 2004 Long-Term Incentive Plan and all future awards would be made under a new 2011 Long-Term Incentive Plan using Common Shares only.

Questions?

Please send any related questions to Jane McCahon, TDS vice president of corporate relations, at jane.mccahon@teldta.com.

The legal disclaimer below is required because the proposals will require shareholder votes, and many associates and employees are TDS shareholders.

IMPORTANT INFORMATION: This communication is not a solicitation of a proxy from any TDS shareholder.  Additional information relating to the foregoing proposals to be submitted to TDS shareholders is included in TDS’ preliminary proxy statement and will be included in TDS’ definitive proxy statement when it becomes available.  YOU ARE ADVISED TO READ SUCH DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may access such documents without charge if and when they become available at the SEC’s web site (www.sec.gov) and on the TDS web site (www.teldta.com) in the Investor Relations section on the SEC filing page. TDS and its executive officers, directors and nominees may be deemed to be participants in the solicitation of proxies from TDS shareholders in connection with the foregoing proposals.  Information regarding the security ownership and other interests of TDS’ executive officers and directors is included in TDS’ preliminary proxy statement and will be included in TDS’ definitive proxy statement when it is available.